SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	December 6, 2007

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 342-0900

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

See “Item 3.02.  Unregistered Sale of Equity Securities” below for description of the material definitive agreements entered into by Caprius, Inc., a Delaware corporation (the “Company” or “we”).

Item 3.02.      Unregistered Sale of Equity Securities

On December 7, 2007, the Company completed the closing of a placement (the “Placement”) of $4.7 million of its securities to ten investors (the “Investors”).  The securities consisted of (i) 78,334 shares of newly designated Series F Convertible Preferred Stock (the “Series F Preferred Stock”), initially convertible into 7,833,400 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) Warrants to purchase 3,133,360 shares of Common Stock at an exercise price of $0.80 per share (subject to adjustment) and exercisable for a period of five years.

As part of the Placement, we entered into Registration Rights Agreements with the Investors pursuant to which we agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), for the resale of the Common Stock receivable upon conversion of their Series F Preferred Stock and exercise of their Warrants.  The registration statement is to be filed within 45 days of the closing, and be declared effective by the U.S. Securities and Exchange Commission by the 120th day following the closing, which period may be extended to 150 days or later upon certain events. If we cannot meet these deadlines, then we will be obligated to pay certain specified liquidated damages amounts to the Investors under the Registration Rights Agreement.

The net proceeds of the Placement, estimated at $4.4 million after placement fees and expenses, will be utilized for working capital and general corporate purposes.

As part of the Placement, in addition to its cash fee, the placement agent was granted warrants to purchase an aggregate of 400,000 shares of Common Stock at an exercise price of $0.85 per share (subject to adjustment) and exercisable for  a period of five years.

The offer and sale of the securities in the Placement was claimed exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder.  Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the Placement, including the representations and warranties made by the Investors in the Purchase Agreement, and the fact that restrictive legends were placed on the certificates for the Series F Preferred Stock and the related Warrants.

For more information regarding the Placement summarized above, reference is made to the press release we issued after closing the Placement and the other Exhibits filed with this report.

Item 9.01.      Financial Statements and Exhibits

(d)           Exhibits

3.1	Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock, filed on December 6, 2007 with the Secretary of State of Delaware.

4.1	Form of Warrant issued to the Investors in the December 2007 placement.

4.2	Placement Agent Warrant Agreement, dated December 6, 2007.

10.1	Purchase Agreement (without schedules), dated December 6, 2007, by and among the Company and the Investors thereto.

10.2	Registration Rights Agreement, dated December 6, 2007, by and among the Company and the Investors thereto.

99.1	Press Release, dated December 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.
By:	/s/ Jonathan Joels
Jonathan Joels Vice President

Dated:  December 10, 2007

Exhibit Index

Exhibit
Number                 Exhibit

3.1	Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock, filed on December 6, 2007 with the Secretary of State of Delaware.

4.1	Form of Warrant issued to the Investors in the December 2007 placement.

4.2	Placement Agent Warrant Agreement, dated December 6, 2007.

10.1	Purchase Agreement (without schedules), dated December 6, 2007, by and among the Company and the Investors thereto.

10.2	Registration Rights Agreement, dated December 6, 2007, by and among the Company and the Investors thereto.

99.1	Press Release, dated December 10, 2007.